Exhibit 99.1

Third Quarter 2019 Earnings Results Media Relations: Jake Siewert 212-902-5400 Investor Relations: Heather Kennedy Miner 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Third Quarter 2019 Earnings Results

Goldman Sachs Reports Third Quarter Earnings Per Common Share of $4.79

“Our results through the third quarter reflect the underlying strength of our global client franchise and its ability to produce solid results in the context of a mixed operating environment. We continue to execute on our strategic priorities, including investing in important  growth opportunities in our existing and new businesses and in delivering for our clients in the most  efficient  and  effective manner possible. We believe that this focus will best position the firm to generate long-term, industry-leading returns for our shareholders.”

- David M. Solomon, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	Net Earnings	EPS
3Q $8.32 billion 3Q YTD $26.59 billion	3Q $1.88 billion 3Q YTD $6.55 billion	3Q $4.79 3Q YTD $16.32

Annualized ROE [1]	Annualized ROTE [1]	Book Value Per Share
3Q 9.0% 3Q YTD 10.4%	3Q 9.5% 3Q YTD 11.0%	3Q $218.82 3Q Growth 2.2%

NEW YORK, October 15, 2019 – The Goldman Sachs Group, Inc. (NYSE: GS)  today reported net revenues of $8.32 billion and net earnings of $1.88 billion for the third quarter ended September 30, 2019. Net revenues were $26.59 billion and net earnings were $6.55 billion for the first nine months of 2019.

Diluted  earnings per common share (EPS) was  $4.79  for the third quarter of 2019  compared with $6.28 for the third quarter of 2018 and $5.81 for the second quarter of 2019, and was $16.32 for the first nine months of 2019 compared with $19.21 for the first nine months of 2018.

Annualized return on average common shareholders’ equity (ROE)1 was 9.0% for the third quarter of 2019 and 10.4% for the first nine months of 2019. Annualized return on average  tangible common shareholders’  equity (ROTE)1 was 9.5% for the third quarter of 2019 and 11.0% for the first nine months of 2019.

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

Highlights

◾

The firm ranked #1 in worldwide announced and completed mergers and acquisitions for the year-to-date[2]. The firm also ranked  #1  in worldwide equity and equity-related offerings,  common stock offerings  and initial public  offerings for the year- to-date[2].

◾	Investing & Lending net revenues included record quarterly net interest income in debt securities and loans of $891 million.

◾

Investment Management net revenues included record quarterly management and other fees of $1.46 billion. Assets under supervision[3,4] increased $102 billion[5] during the quarter to a record $1.76 trillion.

◾	Book value per common share was $218.82, 2.2% higher compared with the end of the second quarter of 2019 and 10.9% higher compared with the end of the third quarter of 2018.

Quarterly Net Revenue Mix by Segment

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

Net Revenues

Net revenues were $8.32 billion for the third quarter of 2019, 6% lower than the third quarter of 2018 and 12% lower than the second quarter of 2019. The decrease compared with the third quarter of 2018 primarily reflected lower net revenues in Investing & Lending and Investment Banking, partially offset by higher net revenues in Institutional Client Services.

Net Revenues
$8.32 billion

Investment Banking

Net revenues in Investment Banking were $1.69 billion for the third quarter of 2019, 15% lower than the third quarter of 2018 and 9% lower than the second quarter of 2019.

Net revenues in Financial Advisory were $716 million, 22% lower compared with a strong third quarter of 2018, reflecting a decrease in completed mergers and acquisitions transactions.

Net revenues in Underwriting were $971 million, 9% lower than the third quarter of 2018,  due  to lower  net revenues in equity underwriting, reflecting a significant decline in industry-wide initial public offerings, and in debt underwriting, reflecting a decrease in industry-wide leveraged finance transactions.

The firm’s investment banking transaction backlog[3] increased compared with the end of the second quarter of 2019.

Investment Banking
$1.69 billion
Financial Advisory	$716 million
Underwriting	$971 million

Institutional Client Services

Net revenues in Institutional Client Services were $3.29 billion for the third quarter of 2019, 6% higher than the third quarter of 2018 and 5% lower than the second quarter of 2019.

Net revenues in Fixed Income, Currency and Commodities (FICC) Client Execution were $1.41 billion, 8% higher than the third quarter of 2018, reflecting higher net revenues in commodities, credit products, mortgages and interest rate products, partially offset by lower net revenues in currencies. During the quarter, FICC Client Execution operated in an environment generally characterized by solid client activity.

Net revenues in Equities were $1.88 billion, 5% higher than the third quarter of 2018, primarily due to higher commissions and fees, reflecting increased client activity, and higher net revenues in securities services, reflecting improved spreads. Net revenues in equities client execution were unchanged, reflecting significantly higher net revenues in cash products, offset by significantly lower net revenues in derivatives. During the quarter, Equities operated in an environment generally characterized by lower client activity compared with the second quarter of 2019.

Institutional Client Services
$3.29 billion
FICC	$1.41 billion
Equities	$1.88 billion

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

Investing & Lending

Net revenues in Investing & Lending were $1.68 billion for the third quarter of 2019, 17%  lower than the third quarter of 2018 and 34% lower than the second quarter of 2019.

Net  revenues in equity securities were  $662 million, 40% lower than the third  quarter of 2018, reflecting significantly lower net gains from investments in private equities as well as net losses from investments in public equities.

Net revenues in debt securities and loans were $1.02 billion, 10% higher than the third quarter of 2018, driven by significantly higher net interest income. The third quarter of 2019 included net interest income of $891 million.

Investing & Lending
$1.68 billion
Equity Securities	$662 million
Debt Securities and Loans	$1.02 billion

Investment Management

Net revenues in Investment Management  were $1.67  billion for the third quarter of 2019,  2% lower than the third quarter of 2018 and  5% higher than the second quarter of 2019.

The decrease in net revenues compared with the third quarter of 2018 was due to significantly lower incentive fees. This decrease was partially offset by higher management and other fees (including the impact of the acquisition of United Capital Financial Partners, Inc. (United Capital)), reflecting higher average assets under supervision, partially offset by shifts in the mix of client assets and strategies.

During the quarter, total assets under supervision[3,4] increased $102 billion to $1.76 trillion. Long-term  assets under supervision increased $85  billion, including net inflows of  $69  billion[5], primarily in equity and fixed income  assets, and net  market appreciation of  $16  billion, primarily in  fixed income  assets. Liquidity products increased $17 billion[5].

Investment Management
$1.67 billion
Management and Other Fees	$ 1.46 billion
Incentive Fees	$ 45 million
Transaction Revenues	$166 million

Provision for Credit Losses

Provision for credit losses was $291 million for the third quarter of 2019, 67% higher than the third quarter of 2018 and 36% higher than the second quarter of 2019. The increase  compared  with  the third  quarter of 2018 primarily reflected higher impairments.

Provision for Credit Losses
$291 million

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

Operating Expenses

Operating expenses were $5.62 billion for the third quarter of 2019, essentially unchanged compared with the third quarter of 2018 and 8% lower than the second quarter of 2019. The firm’s efficiency ratio[3] for the first nine months of 2019 was 66.2%, compared with 64.2% for the first nine months of 2018.

Operating Expenses
$5.62 billion

Operating expenses, compared with the third quarter of 2018, reflected higher expenses for consolidated investments (increase was primarily in depreciation and amortization, occupancy and other expenses) and higher brokerage, clearing, exchange and distribution fees, reflecting an increase in activity levels. In addition, the third quarter of 2019 included higher expenses related to technology and the firm’s credit card activities (increases were primarily in depreciation and amortization, communications and technology, professional fees and other expenses) and also included expenses related to United Capital. These increases were offset by lower compensation and benefits expenses and lower net provisions for litigation and regulatory proceedings.

Net provisions for litigation and regulatory proceedings for the third quarter of 2019 were $47 million compared with $136 million for the third quarter of 2018.

Headcount increased 6% during the third quarter of 2019, primarily reflecting the timing of campus hires and the acquisition of United Capital.

YTD Efficiency Ratio
66.2%

Provision for Taxes

The effective income tax rate for the first nine months of 2019 increased to 20.7% from 20.1% for the first half of 2019, primarily due to a decrease in the impact of permanent tax benefits in the first nine months of 2019 compared with the first half of 2019.

YTD Effective Tax Rate
20.7%

Other Matters

◾ On October 14, 2019, the Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $1.25 per common share to be paid on December 30, 2019 to common shareholders of record on December 2, 2019.

◾ During the quarter, the firm returned $1.14 billion of capital to common shareholders, including $673 million of share repurchases (3.1 million shares at an average cost of $217.66) and $466 million of common stock dividends.[3]

◾ Global core liquid assets[3] averaged $238 billion[4] for the third quarter of 2019, compared with an average of $225 billion for the second quarter of 2019.

Declared Quarterly Dividend Per Common Share
$1.25

Common Share Repurchases
3.1 million shares for $673 million

Average GCLA
$238 billion

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2018.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or not completed at all and associated net revenues may not be realized or may be materially less than those currently expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2018.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 11:00 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-888-281-7154 (in the U.S.) or 1-706-679-5627 (outside the U.S.). The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website or by dialing 1-855-859-2056 (in the U.S.) or 1-404-537- 3406 (outside the U.S.) passcode number 64774224 beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs Investor Relations, via e-mail, at gs-investor- relations@gs.com.

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)6

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	SEPTEMBER 30, 2019	JUNE 30, 2019	SEPTEMBER 30, 2018	JUNE 30, 2019	SEPTEMBER 30, 2018
INVESTMENT BANKING
Financial Advisory	$ 716	$ 776	$ 916	(8) %	(22) %

Equity underwriting	385	482	432	(20)	(11)
Debt underwriting	586	605	632	(3)	(7)
Total Underwriting	971	1,087	1,064	(11)	(9)

Total Investment Banking	1,687	1,863	1,980	(9)	(15)

INSTITUTIONAL CLIENT SERVICES
FICC Client Execution	1,410	1,469	1,307	(4)	8

Equities client execution	681	772	681	(12)	–
Commissions and fees	728	777	674	(6)	8
Securities services	468	458	439	2	7
Total Equities	1,877	2,007	1,794	(6)	5

Total Institutional Client Services	3,287	3,476	3,101	(5)	6

INVESTING & LENDING
Equity securities	662	1,541	1,111	(57)	(40)
Debt securities and loans	1,019	989	924	3	10
Total Investing & Lending	1,681	2,530	2,035	(34)	(17)

INVESTMENT MANAGEMENT
Management and other fees	1,457	1,395	1,382	4	5
Incentive fees	45	44	148	2	(70)
Transaction revenues	166	153	174	8	(5)
Total Investment Management	1,668	1,592	1,704	5	(2)

Total net revenues	$ 8,323	$ 9,461	$ 8,820	(12)	(6)
Geographic Net Revenues (unaudited)[3,6]
$ in millions

	THREE MONTHS ENDED

	SEPTEMBER 30, 2019	JUNE 30, 2019	SEPTEMBER 30, 2018
Americas	$ 4,941	$ 5,652	$ 5,351
EMEA	2,329	2,689	2,254
Asia	1,053	1,120	1,215
Total net revenues	$ 8,323	$ 9,461	$ 8,820

Americas	59%	60%	61%
EMEA	28%	28%	25%
Asia	13%	12%	14%
Total	100%	100%	100%

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)6

$ in millions

	NINE MONTHS ENDED		% CHANGE FROM

	SEPTEMBER 30, 2019	SEPTEMBER 30, 2018	SEPTEMBER 30, 2018
INVESTMENT BANKING
Financial Advisory	$ 2,379	$ 2,306	3%

Equity underwriting	1,138	1,331	(15)
Debt underwriting	1,843	2,181	(15)
Total Underwriting	2,981	3,512	(15)

Total Investment Banking	5,360	5,818	(8)

INSTITUTIONAL CLIENT SERVICES
FICC Client Execution	4,718	5,060	(7)

Equities client execution	2,135	2,434	(12)
Commissions and fees	2,219	2,254	(2)
Securities services	1,296	1,308	(1)
Total Equities	5,650	5,996	(6)

Total Institutional Client Services	10,368	11,056	(6)

INVESTING & LENDING
Equity securities	3,050	3,461	(12)
Debt securities and loans	2,998	2,883	4
Total Investing & Lending	6,048	6,344	(5)

INVESTMENT MANAGEMENT
Management and other fees	4,184	4,073	3
Incentive fees	147	677	(78)
Transaction revenues	484	568	(15)
Total Investment Management	4,815	5,318	(9)

Total net revenues	$ 26,591	$ 28,536	(7)
Geographic Net Revenues (unaudited)[3,6] $ in millions

	NINE MONTHS ENDED

	SEPTEMBER 30, 2019	SEPTEMBER 30, 2018
Americas	$ 15,838	$ 17,161
EMEA	7,477	7,478
Asia	3,276	3,897
Total net revenues	$ 26,591	$ 28,536

Americas	60%	60%
EMEA	28%	26%
Asia	12%	14%
Total	100%	100%

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)6

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	SEPTEMBER 30, 2019	JUNE 30, 2019	SEPTEMBER 30, 2018	JUNE 30, 2019	SEPTEMBER 30, 2018
REVENUES
Investment banking	$ 1,687	$ 1,863	$ 1,980	(9) %	(15) %
Investment management	1,556	1,480	1,580	5	(2)
Commissions and fees	758	807	704	(6)	8
Market making	2,384	2,423	2,281	(2)	5
Other principal transactions	930	1,817	1,419	(49)	(34)
Total non-interest revenues	7,315	8,390	7,964	(13)	(8)

Interest income	5,459	5,760	5,061	(5)	8
Interest expense	4,451	4,689	4,205	(5)	6
Net interest income	1,008	1,071	856	(6)	18

Total net revenues	8,323	9,461	8,820	(12)	(6)

Provision for credit losses	291	214	174	36	67

OPERATING EXPENSES
Compensation and benefits	2,731	3,317	3,019	(18)	(10)
Brokerage, clearing, exchange and distribution fees	853	823	714	4	19
Market development	169	186	167	(9)	1
Communications and technology	283	290	250	(2)	13
Depreciation and amortization	473	399	317	19	49
Occupancy	252	234	203	8	24
Professional fees	350	302	310	16	13
Other expenses	505	569	588	(11)	(14)
Total operating expenses	5,616	6,120	5,568	(8)	1

Pre-tax earnings	2,416	3,127	3,078	(23)	(22)
Provision for taxes	539	706	554	(24)	(3)
Net earnings	1,877	2,421	2,524	(22)	(26)
Preferred stock dividends	84	223	71	(62)	18
Net earnings applicable to common shareholders	$ 1,793	$ 2,198	$ 2,453	(18)	(27)

EARNINGS PER COMMON SHARE
Basic[3]	$ 4.83	$ 5.86	$ 6.35	(18) %	(24) %
Diluted	$ 4.79	$ 5.81	$ 6.28	(18)	(24)

AVERAGE COMMON SHARES
Basic	370.0	374.5	385.4	(1)	(4)
Diluted	374.3	378.0	390.5	(1)	(4)

SELECTED DATA AT PERIOD-END
Common shareholders’ equity	$ 80,809	$ 79,689	$ 75,559	1	7
Basic shares[3]	369.3	372.2	382.9	(1)	(4)
Book value per common share	$ 218.82	$ 214.10	$ 197.33	2	11

Headcount	37,800	35,600	36,300	6	4

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)6

In millions, except per share amounts

	NINE MONTHS ENDED		% CHANGE FROM

	SEPTEMBER 30, 2019	SEPTEMBER 30, 2018	SEPTEMBER 30, 2018
REVENUES
Investment banking	$ 5,360	$ 5,818	(8) %
Investment management	4,469	4,947	(10)
Commissions and fees	2,308	2,361	(2)
Market making	7,346	8,031	(9)
Other principal transactions	3,811	4,603	(17)
Total non-interest revenues	23,294	25,760	(10)

Interest income	16,816	14,211	18
Interest expense	13,519	11,435	18
Net interest income	3,297	2,776	19

Total net revenues	26,591	28,536	(7)

Provision for credit losses	729	452	61

OPERATING EXPENSES
Compensation and benefits	9,307	10,471	(11)
Brokerage, clearing, exchange and distribution fees	2,438	2,370	3
Market development	539	532	1
Communications and technology	859	761	13
Depreciation and amortization	1,240	951	30
Occupancy	711	594	20
Professional fees	950	897	6
Other expenses	1,556	1,735	(10)
Total operating expenses	17,600	18,311	(4)

Pre-tax earnings	8,262	9,773	(15)
Provision for taxes	1,713	1,852	(8)
Net earnings	6,549	7,921	(17)
Preferred stock dividends	376	383	(2)
Net earnings applicable to common shareholders	$ 6,173	$ 7,538	(18)

EARNINGS PER COMMON SHARE
Basic[3]	$ 16.43	$ 19.42	(15) %
Diluted	$ 16.32	$ 19.21	(15)

AVERAGE COMMON SHARES
Basic	374.7	387.4	(3)
Diluted	378.2	392.3	(4)

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (unaudited)4

$ in billions

	AS OF

	SEPTEMBER 30, 2019	JUNE 30, 2019
ASSETS
Cash and cash equivalents	$ 94	$ 91
Collateralized agreements	279	276
Receivables	169	168
Financial instruments owned	425	371
Other assets	40	39
Total assets	$ 1,007	$ 945

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 183	$ 166
Collateralized financings	140	103
Payables	188	185
Financial instruments sold, but not yet purchased	116	111
Unsecured short-term borrowings	52	50
Unsecured long-term borrowings	217	221
Other liabilities	19	18
Total liabilities	915	854
Shareholders’ equity	92	91
Total liabilities and shareholders’ equity	$ 1,007	$ 945
Capital Ratios and Supplementary Leverage Ratio (unaudited)[3,4] $ in billions

	AS OF

	SEPTEMBER 30, 2019	JUNE 30, 2019
Common equity tier 1 capital	$ 75.7	$ 75.6

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 557	$ 548
Common equity tier 1 capital ratio	13.6%	13.8%

BASEL III ADVANCED CAPITAL RULES
Risk-weighted assets	$ 566	$ 559
Common equity tier 1 capital ratio	13.4%	13.5%

Supplementary leverage ratio	6.2%	6.4%
Average Daily VaR (unaudited)[3,4] $ in millions

	THREE MONTHS ENDED

	SEPTEMBER 30, 2019	JUNE 30, 2019
RISK CATEGORIES
Interest rates	$ 49	$ 41
Equity prices	28	27
Currency rates	12	10
Commodity prices	12	12
Diversification effect	(43)	(38)
Total	$ 58	$ 52

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)3,4

$ in billions

	AS OF

	SEPTEMBER 30, 2019		JUNE 30, 2019		SEPTEMBER 30, 2018
ASSET CLASS
Alternative investments	$ 182		$ 174		$ 175
Equity	392		350		349
Fixed income	784		749		668
Total long-term AUS	1,358		1,273		1,192
Liquidity products	404		387		358
Total AUS	$ 1,762		$ 1,660		$ 1,550

	THREE MONTHS ENDED

	SEPTEMBER 30, 2019		JUNE 30, 2019		SEPTEMBER 30, 2018
Beginning balance	$ 1,660		$ 1,599		$ 1,513
Net inflows / (outflows):
Alternative investments	8		1		3
Equity	41		4		7
Fixed income	20		12		3
Total long-term AUS net inflows / (outflows)	69		17		13
Liquidity products	17		12		8
Total AUS net inflows / (outflows)	86	[5]	29	[7]	21
Net market appreciation / (depreciation)	16		32		16
Ending balance	$ 1,762		$ 1,660		$ 1,550

Goldman Sachs Reports

Third Quarter 2019 Earnings Results

Footnotes

1.

Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. Annualized ROTE  is  calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity (tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets). Management believes that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally, and that tangible common shareholders’ equity is meaningful because it is a measure that the firm and investors use to assess capital adequacy. ROTE and tangible common shareholders’ equity are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents average equity and a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	AVERAGE FOR THE

Unaudited, $ in millions	THREE MONTHS ENDED SEPTEMBER 30, 2019	NINE MONTHS ENDED SEPTEMBER 30, 2019
Total shareholders’ equity	$ 91,054	$ 90,265
Preferred stock	(11,203)	(11,203)
Common shareholders’ equity	79,851	79,062
Goodwill and identifiable intangible assets	(4,704)	(4,347)
Tangible common shareholders’ equity	$ 75,147	$ 74,715

2.	Dealogic – January 1, 2019 through September 30, 2019.

3.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2019: (i) investment banking transaction backlog – see “Results of Operations – Investment Banking” (ii) assets under supervision – see  “Results of Operations – Investment Management” (iii) efficiency ratio – see “Results of Operations – Operating Expenses” (iv) share repurchase program – see “Equity Capital Management and Regulatory Capital – Equity Capital Management” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2019: (i) risk-based capital ratios and supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii)  unvested  share-based  awards that  have  non-forfeitable  rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

4.	Represents a preliminary estimate for the third quarter of 2019 and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.

5.

Includes $58 billion of inflows in assets under supervision (substantially all in equity and fixed income assets) in connection with the acquisitions of Standard & Poor’s Investment Advisory Services and United Capital Financial Partners, Inc.

6.

The following reclassifications have been made to previously reported amounts for the third quarter and first nine months of 2018 to conform to the current presentation: (i) provision for credit losses, previously reported in other principal transactions revenues (and Investing & Lending segment net revenues), is now reported as a separate line item in the consolidated statements of earnings and (ii) headcount consists of the firm’s employees, and excludes consultants and temporary staff previously reported as part of total staff. As a result, expenses related to these consultants and temporary staff, previously reported in compensation and benefits, are now reported in professional fees.

7.	Includes $13 billion of inflows in assets under supervision (substantially all in equity and fixed income assets) in connection with the acquisition of Rocaton Investment Advisors.